SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                              (Amendment No.    )

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [  ]

Check  the  appropriate  box:

[ ]  Preliminary  Proxy  Statement
[X]  Definitive  Proxy  Statement
[ ]  Definitive  Additional  Materials
[ ]  Soliciting  Material  Pursuant  to  Rule  14a-11(c)  or  Rule  14a-12
[ ]  Confidential,  for  use  of  the  Commission  only (as permitted by Rule
     14a-6(e)(2)

     Western  National  Corporation

               (Name of Registrant as Specified in its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]  No  fee  required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title  of  each  class  of  securities  to  which  transaction  applies:



2)  Aggregate  number  of  securities  to  which  transaction  applies:



3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*



4)  Proposed  maximum  aggregate  value  of  transaction:

5)  Total  fee  paid:

[ ]  Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount  previously  paid:

     2)  Form,  Schedule  or  Registration  Statement  No.

     3)  Filing  party:

     4)  Date  filed:

__________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                            WESTERN NATIONAL CORPORATION


NOTICE  OF  ANNUAL  MEETING  OF  SHAREHOLDERS

To  Our  Shareholders:

     You are invited to attend the Annual Meeting of the Shareholders of Western National Corporation on Wednesday, May 14, 1997. The meeting will be held at The Ritz Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas, at 9:00 a.m. CDT.

     The  meeting  will  be  held  for  the  following  purposes:
     - to  elect  eight  Directors;
     - to approve the issuance of 7,254,464 shares of Common Stock upon conversion of outstanding shares of Series A Participating Convertible Preferred Stock;
     - to ratify the appointment of Coopers & Lybrand, L.L.P., as independent auditors for 1997; and
     - to transact any other business that may properly come before the meeting or any adjournment thereof.

     YOUR  VOTE  IS  IMPORTANT.    Since  many  shareholders cannot attend the
meeting in person, the Board of Directors solicits proxies to enable each shareholder to vote on the issues to be decided at the meeting.

     PLEASE RETURN THE ENCLOSED PROXY. We urge you to complete and return your proxy as promptly as possible - even if you are planning to attend the meeting. Prior to any vote taken at the meeting, you may change your proxy or vote in person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTOR NOMINEES, FOR THE ISSUANCE OF COMMON STOCK, AND FOR THE RATIFICATION OF AUDITORS.

     We  hope  you  will be represented at the meeting, either in person or by
proxy.    Thank  you  for  your  continued  support.


For  the  Board  of  Directors,



  /S/  DWIGHT  L.  CRAMER      /S/  MICHAEL  J.  POULOS
  -----------------------      ------------------------
       Dwight  L.  Cramer           Michael  J.  Poulos
       Corporate  Secretary         Chairman,  President  and
                                    Chief  Executive  Officer
       March  31,  1997

1997  PROXY  STATEMENT

1997  PROXY  STATEMENT


GENERAL  INFORMATION                           1
THE  BOARD  OF  DIRECTORS                      1
ELECTION  OF  DIRECTORS  (ITEM  1)             2
COMPENSATION  OF  EXECUTIVE  OFFICERS          5
SECURITY  OWNERSHIP  OF  CERTAIN
 BENEFICIAL  OWNERS                           17
SECURITY  OWNERSHIP  OF  MANAGEMENT           18
SECTION  16(A)  BENEFICIAL  OWNERSHIP
 REPORTING  COMPLIANCE                        19
ISSUANCE  OF  COMMON  STOCK  (ITEM  2)        19
CERTAIN  RELATIONSHIPS  AND  TRANSACTIONS     20
INDEPENDENT  AUDITORS  (ITEM  3)              22
OTHER  BUSINESS                               22
PROXY  SOLICITATION                           23
VOTING  OF  WESTERNSAVE  PLAN  HOLDINGS       23




COPIES OF THIS PROXY STATEMENT AND THE COMPANY'S ANNUAL REPORT AND FORM 10-K (EXCLUDING EXHIBITS) ARE AVAILABLE TO SHAREHOLDERS AT NO CHARGE ON REQUEST DIRECTED TO:

WESTERN  NATIONAL  CORPORATION
ATTN:    INVESTOR  RELATIONS
5555  SAN  FELIPE,  SUITE  900
HOUSTON,  TEXAS    77056
TELEPHONE:          (800)  501-7848
                    (713)  888-7800
      FAX:          (713)  888-7893

COPIES OF EXHIBITS TO THE 10-K ARE AVAILABLE UPON THE PAYMENT OF COSTS OF COPYING AND MAILING THE SAME.

     GENERAL  INFORMATION

     The accompanying proxy is solicited by the Board of Directors of Western National Corporation (the "Company") for use at the Company's Annual Meeting of Shareholders on Wednesday, May 14, 1997 (the "Annual Meeting"). The 1996 Annual Report to Shareholders is being mailed to shareholders together with this proxy statement and the proxy beginning March 31, 1997.

     Shares represented by proxies that are properly executed and returned with choices specified will be voted accordingly at the Annual Meeting or any adjournment thereof. If a proxy is signed without choices specified, those shares will be voted for the election of the Director nominees named herein, for the issuance of 7,254,464 shares of Common Stock upon conversion of the outstanding shares of Series A Participating Convertible Preferred Stock, for the ratification of the appointment of the independent auditors for 1997, and in the discretion of the persons named as holders of the shareholders' proxies with respect to any other matter to come properly before the Annual Meeting.

     A shareholder may revoke a proxy at any time before it is voted by submitting a subsequently dated proxy or by notice in writing to the Secretary of the Company delivered prior to the Annual Meeting. In addition, shareholders who attend the meeting may vote by ballot at the meeting, thereby canceling any previously given proxy.

     VOTING INFORMATION. The record date was March 31, 1997, and only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting. Each share of the Company's common stock (the "Common Stock") is entitled to one vote. As of March 20, 1997, there were 62,509,412 shares of Common Stock outstanding.

     QUORUM. The Bylaws of the Company require, for a quorum, the presence at the Annual Meeting in person or by proxy of the holders of a majority of the shares of capital stock of the Company entitled to vote.

IN ORDER TO ENSURE THAT A QUORUM WILL BE PRESENT, EACH SHAREHOLDER IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

THE  BOARD  OF  DIRECTORS

     In accordance with Delaware law, the business and affairs of the Company are managed under the direction of its Board of Directors. The Board of Directors acts as a nominating committee. Shareholders may recommend or propose nominees as described below in "Other Business - Shareholder Proposals or Nominations." However, no such shareholder nominations or proposals have been received for consideration at the Annual Meeting.

     During 1996, the Board of Directors held five meetings, and each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of Committees on which he served.

     AUDIT  COMMITTEE.    The  Audit  Committee  recommends  to  the  Board of
Directors the independent auditors to be engaged by the Company and confers with the Company's independent auditors regarding their review of the annual financial statements, their findings, and their recommendations. The Committee also reviews the scope of the audit to be performed for the following year and reviews with the independent auditors the accounting principles and policies
of  the  Company.    The  Audit  Committee  is  comprised  of  Messrs.  Keeble
(Chairman),  Baker,  and  Hermance.   The Audit Committee held two meetings in
1996.

     COMPENSATION  COMMITTEE.    The  Compensation  Committee  reviews  the
contribution that key officers and employees make to the Company's performance and determines the salary and other compensation of these individuals. The Committee determines the Company's matching contribution under the WesternSave Plan and the Western National Supplemental Plan and administers the 1993 Stock and Incentive Plan, as amended (the "1993 Plan"). The Compensation Committee is comprised of

Messrs.  Hermance  (Chairman),  Buckwalter, and Keeble.  The
Compensation  Committee  held  four  meetings  in  1996.

     EXECUTIVE COMMITTEE. The Executive Committee is authorized to exercise the authority of the Board of Directors between regular meetings of the Board, except where action of the full board is required by law. The Executive Committee is comprised of Messrs. Poulos (Chairman), Scott, and Richards. The Executive Committee held no meetings in 1996.

COMPENSATION OF DIRECTORS. Each non-employee member of the Board of Directors receives an annual retainer of $25,000, plus a fee of $1,500 for attendance in person at each meeting of the Board or a Committee thereof or $750 for telephonic participation. Committee chairmen receive an additional $3,000 annual retainer. Each non-employee Director receives a non-discretionary grant of a stock option covering 3,000 shares on the date of the Company's annual meeting. Non-employee Directors who were serving at the time of the Company's initial public offering received a stock option covering 25,000
shares.    Subsequently  elected  non-employee  Directors  receive  a non-discretionary grant covering 12,500 shares at the time of their election. No such fees or retainers or non-discretionary stock option grants are paid or awarded to any Director who is an employee of the Company.

ELECTION  OF  DIRECTORS
(Item  1  on  proxy  card)

     The Company's Certificate of Incorporation provides for the election of a Board of Directors for a one-year term at each annual meeting. The number of Directors is established by resolution of the Board of Directors. By resolution, the number of Directors of the Company has been fixed at eight as of the 1997 Annual Meeting. Accordingly, a slate of eight Director nominees, consisting of the individuals set forth below, has been nominated for a one-year term ending at the next annual meeting, when their successors assume office. Although management of the Company has no reason to believe that any of the nominees will be unable to serve, if that situation should arise prior to the Annual Meeting, no replacement(s) will be named, and the number of Directors to be elected will be reduced accordingly.

BIOGRAPHICAL. Of the Director nominees, three -- Messrs. Poulos, Graf, and Scott -- are employees of the Company. Mr. Poulos, a founding Director of the Company, assumed his office in October 1993. Mr. Graf is standing for election for the first time, and Mr. Scott became a Director when he joined the Company in conjunction with the Company's initial public offering in February 1994.

     Pursuant to the terms of an agreement between American General Corporation ("American General") and the Company (the "Shareholder's Agreement"), American General is obligated to vote its 24,947,500 shares of Common Stock, representing approximately 40% of the outstanding Common Stock entitled to vote at the Annual Meeting, at its option, either (i) for the election as Directors of the nominees proposed above; or (ii) pro rata in such election in accordance with the votes cast by the remaining shareholders. American General has not indicated to the Company how it intends to vote at the Annual Meeting. See "Certain Relationships and Transactions" below for a complete description of the terms of the Shareholder's Agreement.

     Under Delaware law, the election of Directors requires only a plurality vote. Therefore, the eight candidates who receive the highest number of votes will be elected, even if they receive less than a majority of the votes present at the meeting. Abstentions and broker non-votes will have no effect on the outcome of the election of Directors. Each of the Director nominees is, or upon election will become, a Continuing Director, as such term is defined in the Company's Certificate of Incorporation.

     On succeeding pages, information is presented about each Director nominee including name, age, principal occupation during the past five years, certain other directorships and the period during which the Director has served on the Board.

     MANAGEMENT RECOMMENDS A VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE NAMED BELOW.

DIRECTOR  NOMINEES

          DON  G.  BAKER,  63

           Retired as President and Chief Executive Officer, BSG Consulting, Inc. (computer services consulting organization), 1992-1995 Retired as a Partner of Arthur Andersen & Co. (accounting and consulting firm) in 1992, after a 37 year career including service as Practice Director in the Consulting Division and a member of the Board of Partners. Currently a Consultant to Midtown Luxury Motors, Inc., Houston. Director since 1995. Member, Audit Committee

          ALAN  R.  BUCKWALTER,  III,  50

           Vice  Chairman,  Texas  Commerce  Bank,  N.A.;    President,  Texas
           Commerce Bank - Houston; and Executive Vice President, Chase Manhattan Corporation
           Over 26 years service with Chase Manhattan Corporation and its predecessor Chemical Banking Corporation in positions of progressively increasing responsibility
           Director  since  1995
           Member,  Compensation  Committee

          JOHN  A.  GRAF,  37

           Vice Chairman (since 1996) and Chief Marketing Officer of the Company (since October, 1993)
           Held positions of progressively increasing responsibility with Conseco, Inc. (Western National Life Insurance Company's former parent) from 1987 to 1993, including Senior Vice President and Chief Marketing Officer, Western National Life Insurance Company Trustee, WNL Series Trust (registered investment company)

          ROBERT  M.  HERMANCE,  64

           Chairman, B&D Plumbing Supply, Inc. (wholesale plumbing supply), Houston, since 1993; Treasurer, Westheimer Plumbing & Hardware, Inc., since 1995
           Director, Harbourton Financial Services L.P. (a publicly-traded mortgage banking limited partnership) since 1995
           Retired as a Partner of Ernst & Young (accounting firm) in 1993, after a 36 year career including service as Managing Partner, Houston office, 1981-1991
           Director  since  1994
           Chairman,  Compensation Committee;  Member,  Audit  Committee

          SYDNEY  F.  KEEBLE,  JR.,  68

           Retired as Senior Vice President-Mortgage Loans and Real Estate, American General Life and Accident Insurance Company and Vice Chairman, Intereal Company, 1988
           37 years of service with American General and predecessor companies Director since 1994
           Chairman,  Audit  Committee;  Member,  Compensation  Committee

          MICHAEL  J.  POULOS,  66

           Chairman of the Board, President, and Chief Executive Officer of the Company since October, 1993
           Previously 23 years with American General Corporation, including President (1981-1991), Vice Chairman (1991-1993), and Director (1980-1993) Director since 1993
           Chairman,  Executive  Committee

          ALAN  RICHARDS,  67

           Management  consultant  since  1987
           Chairman, Ibis Capital, LLC (reverse mortgage specialist) since 1995 Retired as Chairman and Chief Executive Officer, E.F. Hutton Life Insurance Company and E.F. Hutton Insurance Group (1978-1986) Vice Chairman, PIMCO Funds: Multi-Manager Series and Trustee, Pacific Select Fund (registered investment companies)
           Director  since  1994
           Member,  Executive  Committee

          RICHARD  W.  SCOTT,  43

           Vice Chairman (since 1996), General Counsel, and Chief Investment Officer of the Company (since 1994)
           Partner, Vinson & Elkins, L.L.P. (law firm), 1984-1994, in the corporate finance and securities area
           Trustee, WNL Series Trust (registered investment company) Director since 1994
           Member,  Executive  Committee

COMPENSATION  OF  EXECUTIVE  OFFICERS

REPORT  OF  THE  COMPENSATION  COMMITTEE.

  The Compensation Committee (the "Committee") pursues an approach to executive compensation intended to best serve the long-term interest of the shareholders, maximize the incentive effectiveness of compensation policy and decisions, and promote objective executive performance evaluation. Because a given year's results are seldom the immediate or sole consequence of executive actions taken in that year, the Committee pursues a compensation policy that recognizes efforts, results, and responsibilities over a longer-time horizon.

COMPENSATION POLICY. In administering compensation policy, the Committee establishes Executive Officer base salaries and variable compensation, consisting of cash bonuses and various types of longer-term incentives available under the 1993 Plan. The Committee's decision-making process encompasses three underlying principles: (i) compensation should be adequate to attract and retain qualified employees, (ii) compensation paid to such employees should be based on their individual duties and responsibilities and their relative contribution to overall results, and (iii) compensation should reflect remuneration levels for comparable positions inside and outside the organization. Although the Committee reviews the Company's compensation policies every year in connection with its overall review of executive compensation, it did not materially revise or alter those policies this year, as it concluded that the results of the existing polices have been very satisfactory.

     Annually, the Committee reviews the individual contribution and performance of each of the key Executive Officers and any prior incentive awards granted. In addition, the Committee reviews overall corporate performance, including the Company's performance as measured by benchmarks, such as operating earnings per share, and operating return on shareholders' equity, as well as other accomplishments. For each year the results of the Company are then compared to those of a group of peer companies that compete in the Company's primary lines of business, selected with the assistance of an independent executive compensation consultant. Currently there are 11 companies in this comparison group, principally life insurance companies. In addition, the Committee takes into consideration the applicable provisions of the employment agreements between the Company and Messrs. Poulos, Graf, McGimsey, and Scott, which were entered into at the time of their employment.

     In setting 1996 variable compensation awards and 1997 base salaries for senior Executive Officers, the Committee took particular note of the following: profitability and other accomplishments compared to peer companies and industry norms, sales results, product and marketing innovations, asset quality, asset growth, investment performance, operating earnings per share, shareholders' equity, and the level of general expenses. In making such analysis, the Committee generally excluded the effects on operating earnings and shareholders' equity resulting from SFAS 115 and the realization of gains or losses in the investment portfolio.

     In  any  given year, the relative weight assigned to any of the foregoing factors and considerations may vary. In addition, the relative weight of these factors may also differ among the assessment of individual Executive Officers within any particular year. Other than as required by the Company's employment agreement with its Chief Executive Officer, the Committee has not adhered to a formula-driven approach in setting compensation.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-owned companies for compensation over $1 million paid to certain highly compensated Executive Officers. The Company believes that it has met the conditions required to preserve the deductibility of such executive compensation in the past, and will generally endeavor to do so in the future. However, in specific situations, the Company intends to appropriately reward individual performance regardless of tax deductibility.

COMPENSATION FOR THE CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER. In response to Mr. Poulos' request, the Committee has never made any additional compensation award to him beyond the minimum amounts called for in his employment agreement with the Company. Mr. Poulos' request has been respected in spite of the fact that in its review of his performance, the Committee determined that he had exceeded expectations throughout his tenure. The Committee expressly recognized his achievements in building a very capable management team and positioning the Company for future success.

     Accordingly, Mr. Poulos' annual base compensation has remained unchanged since he joined the Company on October 1, 1993. With respect to long-term incentive awards, Mr. Poulos has not received any stock options, restricted stock, or any other award, other than the original grant of stock options made to him in February 1994 in accordance with the terms of his employment agreement.

     The terms of his employment agreement were the product of arms-length negotiation between Mr. Poulos, prior to becoming an employee of the Company, and the previous owner of the Company. Under the terms of his agreement, Mr. Poulos receives annual base compensation of $750,000 and is entitled to receive a minimum bonus of $750,000 in 1997 for calendar year 1996. Payment of Mr. Poulos' bonus in any year has been subject to the Company attaining a Performance Goal for that year, based on a target return on average shareholders' equity. In reliance upon a review by an independent accounting firm of relevant financial data on February 11, 1997, the Committee certified to the Board of Directors the Company's attainment of the 1996 Performance Goal. Accordingly, Mr. Poulos was awarded a 1996 bonus of $750,000, the amount  specified  by  his  agreement.

     Initially, Mr. Poulos' employment agreement contained no Performance Goal. However, he agreed to an amendment imposing a Performance Goal requirement to preserve the deductibility to the Company for federal tax purposes of his compensation in excess of $1 million. The Performance Goal required attainment of a minimum of 10% pre-tax operating return on average shareholders' equity. Utilization of a pre-tax operating return measure was intended (i) to eliminate the effects of realized gains and losses, which to a great degree lie within management's discretion or reflect tax or portfolio management issues unrelated to fundamental performance, and (ii) to eliminate the impact of SFAS 115 on shareholders' equity, which causes the reported level of shareholders' equity to fluctuate widely based on changes in market interest rates that are beyond management control and, in the opinion of the Committee, not relevant to an assessment of management performance. For 1996, the pre-tax operating return on average shareholders' equity was 20%. Mr. Poulos' existing employment contract does not contain any provision requiring a minimum bonus for years after 1996. Nor does it include any requirement imposing a related minimum Performance Goal.

OTHER SENIOR EXECUTIVES. Base Salaries. Base salaries of Executive Officers are reviewed individually on an annual basis to determine if they should be increased, decreased, or left unchanged, as part of the Compensation Committee's annual review of the salaries of the ten highest salaried employees. In determining the salaries of Executive Officers, the Committee reviews the factors described under "Compensation Policy" above, the terms of applicable employment agreements, and the overall progress of the Company.

Cash Bonuses. Employees who are in a position to make a significant impact on the growth and profitability of the Company are eligible for consideration of an annual cash bonus. During the first quarter of each year, the Committee reviews recommendations for bonuses for eligible employees. After reviewing the factors described under "Compensation Policy" above, the Committee acts on those recommendations. In February 1997, the Committee approved bonuses for performance in 1996.

     Including the bonus granted to Mr. Poulos, approximately 18% of the employees received bonuses totaling $2.5 million, or 1.6% of the Company's 1996 pre-tax operating earnings.

Long-Term Incentive Awards. Incentive compensation is intended to promote long-term growth and profitability, since the Company's business is long-term in nature. Awards under the Company's 1993 Plan provide participants the opportunity to acquire stock in the Company and thereby further align their personal interests with the interests of other long-term shareholders and
enable  the  Company  to  match  long-term  compensation  with    long-term
contribution. In determining these awards, the Committee follows the process and principles enunciated in the "Compensation Policy" described above.

     The 1993 Plan makes available for issuance 5,000,000 shares of Common Stock and will expire on December 31, 2003. Long-term incentive awards may include stock options, stock appreciation rights, restricted stock awards, performance awards, and incentive awards.

     In February 1997, approximately 15% of the Company's employees received options covering 252,500 shares of Common Stock. Additionally 47,000 shares of restricted stock were awarded to certain of these employees. As noted above, no such awards were made to Mr. Poulos.

OTHER MATTERS. The Committee is comprised of three independent non-employee Directors. It has retained KPMG Peat Marwick, as independent compensation consultant, to assist in establishing and overseeing compensation policy. The Committee has consulted with such firm in connection with its annual reviews of executive compensation in each year, commencing for 1994.


COMPENSATION  COMMITTEE  OF  THE  BOARD  OF  DIRECTORS:

          ROBERT  M.  HERMANCE,  CHAIRMAN

          ALAN  R.  BUCKWALTER  III

          SYDNEY  F.  KEEBLE,  JR.

EXECUTIVE  COMPENSATION

     The following Summary Compensation Table sets forth compensation information for the Company's Chief Executive Officer and each of the four other most highly compensated Executive Officers of the Company (the five being herein referred to as the "Named Executive Officers") for services performed in 1996, 1995, and 1994.

                                           SUMMARY COMPENSATION TABLE
                                                                          LONG-TERM
                                  ANNUAL COMPENSATION                COMPENSATION AWARDS1
                                                                                       Restricted
                                                           Other Annual   Securities      Stock      All Other
                                                           Compensation   Underlying     Awards7    Compensation
Name and Principal Position    Year  Salary($)  Bonus($)        ($)       Options(#)2      ($)          ($)3
-----------------------------  ----  ---------  ---------  -------------  -----------  -----------  ------------
Michael J. Poulos, Chairman,   1996    750,000    750,000            ---          ---          ---        40,815
President & CEO                1995    750,000    750,000            ---          ---          ---        28,584
                               1994    750,000    750,000            ---    1,250,000          ---         3,702
Richard W. Scott,              1996    300,000    250,000            ---       15,000      379,000        14,459
Vice Chairman, General         1995    290,000    190,000            ---       10,000      144,750        16,766
Counsel, and Chief             1994    253,141   220,0004            ---      150,000          ---        10,285
Investment Officer
John A. Graf, Vice             1996    275,000    250,000            ---       15,000      379,000        18,480
Chairman and Chief             1995    250,000    190,000            ---       10,000      144,750        15,172
Marketing Officer              1994    225,000    150,000        82,8055      125,000          ---        10,269
Arthur R. McGimsey,            1996    230,000    125,000            ---       15,000      204,000        18,537
Executive Vice President and   1995    220,000    110,000            ---       10,000      144,750        15,965
Chief Financial Officer        1994    220,000     95,000            ---      125,000                     10,464
Michael J. Akers, Senior Vice  1996    200,000    150,000            ---       15,000      204,000        16,134
President and Chief Actuary    1995    175,000    110,000            ---       18,000      108,562        13,371
                               1994    146,250     78,000        22,4506       25,000          ---         3,099
                               ----  ---------  ---------  -------------  -----------  -----------  ------------

1 PLAN  AWARDS.    The  information   in  this  column  represents  long-term
compensation awards granted in 1996, 1995, and 1994, pursuant to the 1993 Plan. Upon a change of control, the 1993 Plan provides that all outstanding awards shall immediately vest and (if applicable) become exercisable.
2 OPTIONS.   These  amounts  include  both  incentive  stock  options  and non-qualified  stock  options.
3 ALL OTHER COMPENSATION. These amounts include the Company's contribution to the WesternSave Plan, the Supplemental Plan (together with the WesternSave Plan, the "Employee Benefit Plans"), the taxable value of Company-provided term life insurance ("Excess Life") and car allowances provided to certain Named Executive Officers. Mr. Scott received car allowance payments totaling $1800 in 1996 and $7200 in 1995 and 1994. A car allowance in the amount of $7200 was provided to Mr. Akers in 1996 and 1995 and to each of Messrs. Graf and McGimsey in 1996, 1995, and 1994. The Company's contributions to the Employee Benefit Plans for 1996, 1995, and 1994, respectively, for each of the Named Executive Officers were as follows: $29,475, $22,500, and $3,000 for Mr. Poulos; $11,741, $8,644, and $3,000 for Mr. Scott; $10,686, $7,406, and
$3,000  for Mr. Graf; $8,990, $6,600, and $3,000 for Mr. McGimsey; and $7,738,
$5,175, and $2,925 for Mr. Akers. The Supplemental Plan was not adopted until 1995. The Company does not maintain a defined benefit pension plan. The
Excess Life taxable values for 1996, 1995, and 1994, respectively, were as follows: $11,340, $6,084, and $702 for Mr. Poulos; $918, $922, and $85 for
Mr.  Scott; $594, $566, and $69 for Mr. Graf; $2,347, $2,165, and $264 for Mr.
McGimsey;  and  $1,196,  $996,  and  $174  for  Mr.  Akers.
4 BONUS. This amount includes a $50,000 bonus received by Mr. Scott in February 1994, upon commencement of employment with the Company.
5 RELOCATION EXPENSES. In connection with the relocation of Mr. Graf to Houston, Texas from Carmel, Indiana, the Company provided Mr. Graf with relocation assistance. Moving expenses and tax gross-ups with respect to such expenses totaled $75,605.
6 RELOCATION EXPENSES. In connection with the relocation of Mr. Akers to Houston, Texas from Carmel, Indiana, the Company provided Mr. Akers with relocation assistance. Moving expenses and tax gross-ups with respect to such
expenses  totaled  $22,450.      (Notes  continue  on  following  page)


7 RESTRICTED STOCK AWARDS. These amounts represent the value of the restricted stock on the date of grant. At December 31, 1996, Messrs. Scott, Graf,
McGimsey, and Akers held an aggregate of 34,000, 34,000, 24,000, and 21,000 shares, respectively, with a value (based on the year-end per share closing price of the Common Stock on the New York Stock Exchange of $19.25) of $654,500, $654,500, $462,000, and $404,250, respectively. Mr. Poulos holds no restricted stock. Dividends are paid to holders with respect to restricted stock at the same rate as is paid on all other Common Stock.


     The following table contains information concerning the grant of stock options during 1996 to the Named Executive Officers under the 1993 Plan.


                               STOCK OPTIONS GRANTED IN 1996

                                                                 Potential Realizable Value
                                                                   at Assumed Annual Rates
                                                                        of Stock Price
                          Individual Stock Option Grants            Appreciation for Option
                                                                           Term1
                           % of Total
                Options  Options Granted                            At 5% per   At 10% per
                Granted  to Employees in    Exercise    Expiration    annum        annum
Name             (#)2         1996        Price ($/Sh)     Date        ($)          ($)
M. J. Poulos        -0-              -0-
R. W. Scott      15,000              7.7         17.00      2-7-06     160,350      406,350
J. A. Graf       15,000              7.7         17.00      2-7-06     160,350      406,350
A. R. McGimsey   15,000              7.7         17.00      2-7-06     160,350      406,350
M. J. Akers      15,000              7.7         17.00      2-7-06     160,350      406,350
--------------  -------  ---------------  ------------  ----------  ----------  -----------

1 POTENTIAL REALIZABLE VALUE. These values are disclosed in response to SEC rules that require such disclosure for illustration only. The values disclosed are not intended to be, and should not be, interpreted as projections of the future price of the Company's stock. To lend perspective to these illustrative values, if the Company's stock price increased 5 percent per year for 10 years from January 1, 1996 (disregarding dividends and assuming for purpose of the calculation a constant number of shares outstanding), the total increase in value of all shares outstanding would be approximately $745 million; and if the stock price increased 10 percent per year over such period, the increase in value would be approximately $1.89 billion.
2 CHANGE OF CONTROL. Upon a Change of Control, the 1993 Plan provides that all outstanding awards shall immediately vest and (if applicable) become exercisable.

OTHER  MATTERS  RELATIVE  TO  LONG-TERM  INCENTIVE  COMPENSATION

     No Named Executive Officer exercised options during 1996. The following table sets forth the value (based on the year-end per share closing price of the Common Stock on the New York Stock Exchange of $19 1/4) of the unexercised options at December 31, 1996:


                              1996 OPTION VALUES
                          Number of Securities           Dollar value of
                         underlying options at      unexercised in-the-money
                                12/31/96               options at 12/31/96
Name                   Exercisable/Unexercisable    Exercisable/Unexercisable
M. J. Poulos                 625,000 / 625,000       $4,531,250 / $4,531,250
R. W. Scott                   62,000 / 113,000          449,375 /    743,750
J. A. Graf                    52,000 /  98,000          376,875 /    635,000
A. R. McGimsey                52,000 /  98,000          376,875 /    635,000
M. J. Akers                   13,600 /  44,400           98,000 /    244,500
--------------------  ----------------------------  --------------------------

The following graph shows the Company's total return on Common Stock compared to the Dow Jones Life Insurance Index and the Standard & Poor's 500 Composite Stock Price Index for the period beginning February 8, 1994 (the date of the Company's initial public offering).


                COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN

                                           Feb '94   Dec '94   Dec '95   Dec '96
Western National Corporation Common Stock  $ 100.00  $ 108.27  $ 137.38  $ 179.27
Standard & Poor's 500 Index                  100.00     97.99    134.82    168.95
Dow Jones Life Insurance Index               100.00     91.73    127.67    165.77
-----------------------------------------  --------  --------  --------  --------

EMPLOYMENT AGREEMENTS. Mr. Poulos entered into an employment agreement with Conseco, the previous parent of the Company, which runs through December 31, 1998, pursuant to which he serves as Chairman, President, and Chief Executive Officer of the Company. The Company has now assumed all of Conseco's obligations thereunder and Conseco has no further obligations. The employment agreement, as amended, provides that Mr. Poulos will receive a base salary of $750,000 per year and that he was eligible to receive a performance-based bonus for 1994, 1995, and 1996 of a minimum of $750,000 annually, provided the return (before taxes, extraordinary items, realized and trading gains and losses, and the cumulative effect of any change in accounting principles) on average shareholders' equity (excluding the effects of the application of SFAS 115 to the determination of shareholders' equity) of the Company and its consolidated subsidiaries was in excess of ten percent for such years. For 1997 and subsequent years, Mr. Poulos' contract does not establish a minimum
bonus  or  performance  requirement.   Mr.  Poulos'  base  salary  and  other
compensation may be increased at the discretion of the Company's Board of Directors.

     Pursuant to his employment agreement, the Company granted Mr. Poulos ten-year options under the 1993 Plan to purchase 1,250,000 shares of the Common Stock at an exercise price equal to $12 per share, which was the initial public offering price per share in the Common Stock offering. Twenty-five percent of such options become exercisable on each of the first four anniversaries of the date of grant. In addition, Mr. Poulos purchased 100,000 shares of Common Stock from Conseco, pursuant to his employment agreement, at the initial public offering price per share, less underwriting discount and commission, or a net price of $11.365 per share. To finance this purchase, the Company made a five-year non-recourse loan to Mr. Poulos for the full purchase price, secured by the Common Stock purchased. This loan bears interest at the prime rate announced from time to time by Bankers Trust Company of New York, payable in one installment at maturity. At December 31, 1996, the interest rate on the loan was 8.25% per annum. Interest accrued for 1996 aggregated $94,259. Mr. Poulos also purchased 50,000 shares of Common Stock from Conseco at $11.365 per share for cash. The Company has the right of first refusal with respect to any sale of Common Stock by Mr. Poulos during the term of his employment agreement.

     The Company has also entered into employment agreements with Mr. McGimsey, Mr. Graf, and Mr. Scott. Mr. McGimsey is the Executive Vice
President and Chief Financial Officer of the Company; Mr. Graf serves as the Vice Chairman and Chief Marketing Officer of the Company; and Mr. Scott serves as the Vice Chairman, General Counsel, and Chief Investment Officer of the Company.

     The employment agreements with Mr. Graf and Mr. McGimsey, if not previously terminated, will terminate upon Mr. Graf and Mr. McGimsey reaching the normal retirement age for Executive Officers of the Company as in effect from time to time. Mr. Scott's employment agreement extends to February 8, 1999, with successive one-year extensions of its expiration date becoming effective annually, commencing December 31, 1997, unless the Company or Mr. Scott notifies the other prior to each such December 31 that the agreement is not to be extended.

     The employment agreements provide for Mr. Graf, Mr. McGimsey, and Mr. Scott to receive minimum base salaries of $225,000, $220,000, and $275,000 per year, respectively, and to receive an annual bonus, in such amount as may be
determined  in  good   faith  by   the  Board of Directors or the Compensation
Committee,  for  each  year  during  the  agreement  term;  provided  that
Mr. Scott was entitled to receive a bonus of not less than $137,500 for each of 1994, 1995, and 1996. In addition, Mr. McGimsey received a cash bonus of $50,000 in 1993 and Mr. Scott received a like amount upon his commencement of
employment with the Company in 1994.    The base salaries and bonuses payable
under the employment agreements may be (and from time to time have been) increased at the discretion of the Company's Board of Directors.

     The employment agreements also called for Mr. Graf, Mr. McGimsey, and Mr. Scott to receive, concurrently with the Company's initial public offering, ten-year options to purchase 125,000 shares, 125,000 shares, and 150,000 shares, respectively, of the Common Stock of the Company, at an exercise price equal to $12 per share, the price per share in the offering. Twenty percent of such options become exercisable on each of the first five anniversaries of the date of grant.

     Either party to each of the above-described employment agreements may terminate such agreement at any time for any reason upon written notice to the other party. In the event of a termination by the Company in certain limited situations involving misbehavior or failure to serve or a termination by the employee not constituting a Control Termination (as defined below), the employee will be entitled to receive only his base salary through the date of such termination, together with any other accrued and unpaid amounts through such date.

     In the case of any other termination by the Company not constituting a Control Termination, (i) each of Mr. Poulos and Mr. Scott shall be entitled to receive his base salary and bonus for the remainder of his agreement term and all other unpaid amounts previously accrued or awarded, and (ii) each of Mr. Graf and Mr. McGimsey shall be entitled to receive (a) a lump sum payment in cash equal to twice his annual base salary in effect immediately prior to termination, if terminated on or prior to December 31, 1998, or (b) a lump sum payment in cash equal to 1 1/2 times his annual base salary in effect immediately prior to such termination, if terminated after December 31, 1998 and on or prior to December 31, 2002, or (c) a lump sum payment in cash equal to his annual base salary in effect immediately prior to such termination, if terminated after December 31, 2002. The termination payment provisions for Mr. Graf and Mr. McGimsey shall not apply to any termination of such employee's agreement occurring on or after the date on which such employee reaches the normal retirement age for executives of the Company as in effect from time to time.

CHANGE OF CONTROL ARRANGEMENTS. "Change of Control" provisions are found in the employment contracts described above, a severance agreement described below, the Job Security Plan, and the 1993 Plan.

Employment Agreements. In the case of a Control Termination involving Mr. Poulos or Mr. Scott, the Company will (i) pay such employee through the remaining term of the agreement his base salary at the rate payable immediately prior to such termination, together with the estimated amount of any bonuses to which he would have been entitled had he remained in the employ of the Company and a change in control of the Company had not occurred and
(ii) continue to provide him such compensation and benefits under such incentive compensation, stock option, and other employee benefit arrangements or their equivalent through the remaining term of the agreement (including service credits) as if he had remained so employed and such change in control had not occurred.

     In the event of a Control Termination, Mr. Poulos or Mr. Scott, as the case may be, may elect to receive (in lieu of the payments described above) a lump sum severance allowance of an amount equivalent to 60 calendar months (in the case of Mr. Poulos) or 36 calendar months (in the case of Mr. Scott) of
(a) salary at the then current base salary and (b) bonus at the greater of (x) the monthly rate of bonus payment for the bonus period immediately prior to such termination, (y) the monthly rate of the estimated amount of bonus for the period which includes such termination date, or (z) in the case of Mr. Scott, the monthly rate of the bonus payment for the year ended December 31, 1994. If Mr. Poulos or Mr. Scott, as the case may be, makes such election he also shall receive (i) retirement or pension benefits under any such plan maintained by the Company reflecting or equivalent to those he would have received if he had remained in the employ of the Company and all such plans had been in effect for 60 calendar months or 36 calendar months, as the case may be, following his termination, (ii) incentive compensation (including, without limitation, the right to receive and exercise stock options, stock appreciation rights, restricted stock and grants thereof and similar incentive compensation benefits) as if he had remained in the employ of the Company and all such plans had remained in effect for such 60 calendar months or 36 calendar months, as the case may be, (iii) employee benefits (including, without limitation, medical and split-dollar life insurance) as if he had remained in the employ of the Company and such plans had remained in effect for such 60 calendar months or 36 calendar months, as the case may be, or the equivalents of the amounts provided in clauses (i),
(ii),  and  (iii).

     In the event of a Control Termination, Mr. Poulos or Mr. Scott, as the case may be, also may elect to receive a lump sum payment from the Company in return for the surrender of all or any portion of his outstanding options (whether or not then exercisable) and all or any portion of the Common Stock then owned by him. The purchase price shall be the highest fair market value of the Common Stock during the six months preceding such election, and there shall, in the case of Mr. Poulos, be no deduction of the exercise price for each option so surrendered.

     The employment agreements between the Company and Mr. McGimsey and between the Company and Mr. Graf both provide for payments in the case of a Control Termination. According to both contracts, in the event of a Control Termination, the respective executive shall be paid a lump sum severance allowance equivalent to salary payments for 36 calendar months at the rate of base salary which he would have been entitled to receive pursuant to his respective employment agreement, plus an amount equivalent to 36 calendar months of bonus at the monthly rate of the bonus payment of the last full calendar year immediately prior to his termination date. In addition, all non-exercisable outstanding options held by such persons shall become exercisable at the time of such termination.

     To the extent that any payments to Mr. Poulos, Mr. Scott, Mr. Graf, or Mr. McGimsey in respect to a Control Termination (regardless of whether he exercises such election) described above constitute an "excess parachute payment" under Section 280G(b)(1) of the Internal Revenue Code, the amounts payable will be "grossed up" for any excise tax payable under such section, so that the amount retained after paying all federal income taxes due with respect to payments under the employment agreement is the same as such person would have retained if such section had not been applicable. To the extent any payment to Mr. Poulos, Mr. Scott, Mr. Graf, or Mr. McGimsey constitutes an "excess parachute payment", it will not be deductible by the Company for federal income tax purposes.

     A "Control Termination" is (a) a termination by the Company in anticipation of or following a change in control of the Company or (b) a termination by Mr. Poulos, Mr. Scott, Mr. Graf, or Mr. McGimsey following such a change in control upon the occurrence of (i) a significant change in the nature or scope of his authorities or duties or a reduction of his total compensation from that provided in the employment agreement or a breach by the Company of any other provision of the agreement, (ii) a reasonable determination by him that as a result of a change of circumstances significantly affecting his position, he is unable to exercise the authorities, powers, functions, or duties attached to his position and contemplated by the agreement, (iii) the moving of such person's principal place of employment outside the standard metropolitan statistical geographic areas in which such person was located immediately prior to the change in control, (iv) in the case of Mr. Graf, Mr. Scott, and Mr. McGimsey, any reduction in benefit or bonus payment levels from those in effect prior to a change in control, or (v) in the case of Mr. Scott, the Company advising him within three years following the change in control that the term of his employment agreement is not to be extended.

     A "Change in Control" for purposes of the employment agreements means generally a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934 (the "Exchange Act") or a successor provision; provided that a change in control shall be deemed to have occurred (A) when any "person" (as such term is used in
Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 25% or more of the combined voting power of the securities entitled to vote with respect to the election of the Company's Board of Directors, or (B) as the result of a tender offer, merger, consolidation, sale of assets, or election contest, or any combination thereof, individuals who were Directors immediately prior thereto shall not constitute a majority of the Board of Directors; provided, however, that no change in control shall have occurred under  (A) above when any such "person"  becomes  with the approval of the Board of Directors the "beneficial owner" of securities representing 25% or more but less than 50% of the combined voting power of securities entitled to vote with respect to the election of the Board of Directors, and in connection therewith represents and continues to represent in a Schedule 13D or 13G (or successor form) that it has acquired such securities for investment and not with the purpose or effect of changing or influencing control or in connection with or as a participant in any transaction having such purpose or effect (it being understood that designation of an individual to serve as a director, with the consent of the Board, shall not be deemed to constitute changing or influencing the control of the Company so long as such individual does not constitute at any time more than one-third of the total number of Directors serving on the Board). However, actions taken by American General in compliance with the Shareholder's Agreement (other than the acquisition by any person other than American General or its subsidiaries of 25% or more of the Common Stock of the Company), including the acquisition by American General of up to 79% of the shares of the Common Stock of the Company from time to time outstanding, and the designation by American General of not more than two individuals as Directors of the Company, are not deemed to constitute a change of control within  the  meaning  of
the  employment  agreements.   For  a  more complete description  of  the
Shareholder's  Agreement, see "Certain Relationships and Transactions."

Severance Agreement. The Company has entered into a severance agreement with Mr. Akers which provides for a severance payment equal to 24 months of base salary in the event that his employment is terminated following a Change in Control, defined consistently with the definition of that term in the Company's other employment agreements as described above, and having a similar limitation with respect to actions by American General in compliance with the Shareholder's Agreement. The agreement with Mr. Akers expires on February 10, 1999.

Job  Security  Plan.  In 1994, the Board of Directors of the Company adopted a
Job Security Program (the "Job Security Plan") for employees. Under the Job Security Plan, employees whose employment with the Company (or with adopting subsidiaries of the Company) is terminated other than for cause within two years following a "Change of Control" will be entitled to certain prescribed severance benefits, depending on their length of service and level of compensation. Benefits payable under the Job Security Plan are reduced by any amounts payable to a terminated employee under any other contractual severance arrangement, including the severance arrangements in the employment agreements described above.

     "Change of Control" is defined in the Job Security Plan to include (i) the acquisition by any one person of 41% or more of the voting stock of the Company; (ii) certain mergers and similar transactions; (iii) the adoption of a plan of liquidation of the Company; or (iv) certain changes in the makeup of the Board of Directors if such changes result from a tender or exchange offer, a merger or similar transaction, or a contested election. In 1995, the Board amended the definition of "Change of Control" to permit American General to exercise its rights under the Shareholder's Agreement without triggering a Change of Control.

     Immediately following adoption of the Job Security Plan by the Company, Western National Life Insurance Company ("Western National Life") became an adopting employer of the Job Security Plan. The Job Security Plan generally provides for a severance payment to qualifying terminated employees of the greater of one month's salary for each $10,000 of annual base compensation or three weeks' salary for each year of service, subject to a minimum of four months and a maximum of two years salary. The Job Security Plan also provides for the continuation of welfare benefits for the same period as that used to measure the severance payment and contemplates the vesting of any unvested Company 401(k) contributions. Provisions in the Job

Security Plan provide that it cannot be terminated or amended to reduce benefits or rights to benefits (the "anti-termination provisions"), initially for a period of twelve months. Currently, the period in which the Board of Directors cannot alter the anti-termination provisions expires March 1, 1998.

1993 Plan. The 1993 Plan contains a Change of Control provision which differs from those described above. In the event of a Change of Control (as defined in the 1993 Plan), all outstanding awards (of whatever type) shall immediately vest and become exercisable or satisfiable upon the occurrence of a Change of Control. The Committee, in its discretion, may determine that upon the occurrence of such a transaction, each award outstanding shall terminate within a specified number of days after notice to the holder thereof, and such holder shall receive, with respect to each share of Common Stock subject to such award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value (as defined in the 1993 Plan) of such share of Common Stock immediately prior to the occurrence of such transaction or (y) the value of the consideration to be received in such transaction for one share of Common Stock over (ii) the price per share, if applicable, of Common Stock set forth in such award. If the consideration offered to stockholders of the Company in any transaction described in this paragraph consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash. These provisions will not terminate any right of a holder to further payments pursuant to any agreement between the Company and such holder following a Change of Control.

     A "Change of Control" of the Company is deemed to occur under the 1993 Plan if: (i) any "person", as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of Directors; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof; or
(iii) the Board of Directors shall approve the sale of all or substantially all of the assets of the Company; or (iv) the Board of Directors shall approve any merger, consolidation, issuance of securities, or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or (ii) above.

SAVINGS PLANS. The WesternSave Plan, which is qualified under Section 401(k) of the Internal Revenue Code, allows a participating employee (including Named Executive Officers) to direct the Company to make, on behalf of such participant, an elective contribution of up to a maximum of 15% of the participant's annual compensation, subject to certain limitations set forth in the Internal Revenue Code. For 1997, the Company will make a matching contribution to the plan equal to 75% of the employee's contribution, provided that the Company's match shall apply only to an amount not in excess of 6% of the participant's base salary. The Western National Corporation Supplemental Plan is an unfunded, non-qualified plan that provides to certain employees (including the Named Executive Officers) similar benefits that cannot be provided by a qualified defined contribution plan due to Internal Revenue
Code  provisions.   Participants can also defer additional amounts of salary
and bonus under the Supplemental Plan, but there is no employer match for such additional contributions.

     Under each plan, a participant's pre-tax contributions and the Company's contributions are not taxable to the participant in the year in which the contributions are made. A participant's contributions are fully vested when they are made, and the Company contributions vest in equal 20% increments over a five-year period. Participants direct their contributions to be invested among different investment funds, while the Company's matching contributions are in the form of Common Stock.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS

     The Company does not know of any person or concern that owns more than five percent of the Common Stock, except for those listed below.

                               Shares     Percent
Name & Address of           Beneficially     of
Beneficial Owner               Owned       Class
AGC Life Insurance
Company
American General Center
Nashville, Tennessee 37250   32,201,9641     46.2%
The Prudential Insurance
Company of America
Prudential Plaza
Newark, NJ  01702-3777        4,131,9692     6.6
--------------------------  ------------  --------

     1 Includes 7,254,464 shares of Series A Participating Convertible Preferred Stock, which is treated as a Common Stock equivalent. See "Issuance of Common Stock (Item 2)". AGC Life Insurance Company and American General have shared voting and investment power, subject to the limitations in the Shareholder's Agreement, with respect to all of the shares reported in the table. AGC Life Insurance Company is a wholly-owned subsidiary of American General Corporation, 2929 Allen Parkway, Houston, Texas 77006. For a description of the Shareholder's Agreement between American General and the Company, see "Certain Relationships and Transactions."
     2 Prudential Insurance Company of America ("Prudential") has sole voting and dispositive power with respect to 62,600 shares and shared voting and dispositive power with respect to 4,069,369 shares. Prudential holds 13,200 of such shares for the benefit of its general account, and 4,118,769 of such shares are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. All security ownership information for Prudential is based on the Schedule 13G filed by Prudential with the Securities and Exchange Commission in February 1997.

SECURITY  OWNERSHIP  OF  MANAGEMENT

     The beneficial ownership, as of March 20, 1997, of Common Stock by each Director and Director nominee, by each of the Named Executive Officers identified herein under the caption "Summary Compensation Table", and by all Directors and Executive Officers as a group is set forth below. Beneficial ownership signifies sole voting and investment power, unless otherwise noted. Those disclaiming beneficial ownership share voting and investment power with respect to the securities subject to disclaimer, unless otherwise noted. Securities subject to such disclaimers are included in the total shares listed in the left column.


NAME  AND  SHARES                               ADDITIONAL  RIGHTS  AND  DISCLAIMERS  OF  BENEFICIAL  OWNERSHIP
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Michael J. Akers         All shares are beneficially owned; 31,000 shares are owned directly (all directly owned shares are the
36,015 shares            resultof restricted stock awards); 1,500 shares are owned through an IRA account, as to which he has sole voting and investment power; and 3,515 shares are owned through Employee Benefit Plans.  Does not include
                         23,200 shares that may be acquired within 60 days on exercise of stock options.
------------------------------------------------------------------------------------------------------------------------------------
Don G. Baker             All shares are beneficially owned.  All shares are owned directly.  Does not include 2,500 shares that may
1,000 shares             be acquired within 60 days on exercise of stock options.
------------------------------------------------------------------------------------------------------------------------------------
Alan R. Buckwalter, III  All shares are beneficially owned.  All shares are owned directly.  Does not include 2,500 shares that may
1,000 shares             be acquired within 60 days on exercise of stock options.
------------------------------------------------------------------------------------------------------------------------------------
John A. Graf             All shares are beneficially owned; 51,000 shares are owned directly (46,000 of such directly owned shares
56,466 shares            are the result of restricted stock awards); and 5,466 shares are owned through Employee Benefit Plans.
                         Does not include 82,000 shares that may be acquired within 60 days on exercise of stock options.
------------------------------------------------------------------------------------------------------------------------------------
Robert M. Hermance       All shares are beneficially owned; 500 shares are owned directly; and 500 shares are owned by a family
1,000 shares             member.  Does not include 15,600 shares that may be acquired within 60 days on exercise of stock options.
------------------------------------------------------------------------------------------------------------------------------------
Sydney F. Keeble, Jr.    All shares are beneficially owned; 5,000 shares are owned directly; and 5,000 shares are held in an IRA
10,000 shares            account, as to which he has sole voting and investment power.  Does not include 15,600 shares that may be acquired within 60 days on exercise of stock options.
------------------------------------------------------------------------------------------------------------------------------------
Arthur R. McGimsey       All shares are beneficially owned; 34,500 shares are owned directly (34,000 of such directly owned shares
35,739 shares            are the result of restricted stock awards); and 1,239 shares are owned through Employee Benefit Plans.
                         Does not include 82,000 shares that may be acquired within 60 days on exercise of stock options.
------------------------------------------------------------------------------------------------------------------------------------
Michael J. Poulos        All shares are beneficially owned; 182,100 shares are owned directly; and 9,849 shares are owned through
191,949 shares           Employee Benefit Plans.  Does not include 937,500 shares that may be acquired within 60 days on exercise of stock options.  Including such shares, Mr. Poulos beneficially owns approximately 1.8% of the outstanding shares of the Common Stock.
------------------------------------------------------------------------------------------------------------------------------------
Alan Richards            All shares are beneficially owned.  1,000 shares are owned directly.  Does not include 15,600 shares that
1,000 shares             may be acquired within 60 days on exercise of stock options.
------------------------------------------------------------------------------------------------------------------------------------
Richard W. Scott         All shares are beneficially owned; 47,000 shares are owned directly (46,000 of such directly owned shares
55,483 shares            are the result of restricted stock awards); 5,983 shares are owned through Employee Benefit Plans; 2,000 shares are held in an IRA account, of which he has sole voting and investment power; and 500 shares are held as custodian for a family member, as to which he has sole voting and investment power.  Does not include 97,000 shares that may be acquired within 60 days on exercise of stock options.
------------------------------------------------------------------------------------------------------------------------------------
All Directors and        Does not include 1,313,800 shares that may be acquired within 60 days on exercise of stock options.
Executive Officers as    Including such shares, the group beneficially owns approximately 2.8% of the outstanding shares of the
a Group (12 persons)     Common Stock.
440,664 shares1
------------------------------------------------------------------------------------------------------------------------------------

1Includes all officers who were required, as of March 20, 1997, to make filings pursuant to Section 16(a) of the Securities and Exchange Act of 1934.

SECTION  16  (A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     The Securities and Exchange Commission (the "Commission") requires certain persons, including the Company's Directors and Executive Officers, to file reports with the Commission regarding beneficial ownership of certain equity securities of the Company. During 1996, all such reports were filed in a timely manner.

ISSUANCE  OF  COMMON  STOCK
(Item  2  on  proxy  card)

     On September 17, 1996, the Company sold 7,254,464, shares (the "Preferred Shares") of Series A Participating Convertible Preferred Stock, par value $.001 per share (the "Convertible Preferred Stock"), to American General, pursuant to a Stock Purchase Agreement, dated as of September 13, 1996 (the "Stock Purchase Agreement"). The Preferred Shares will automatically convert into Common Stock on a share-for-share basis upon the approval of the Company's common stockholders of the issuance of the Common Stock. The aggregate purchase price of the Preferred Shares was $130.0 million, or $17.92 per share. The issue price was based on the average closing price of the Common Stock on the New York Stock Exchange over the 45-trading-day period immediately preceding determination of the issue price. In lieu of the underwriting and other fees incident to a public issuance of equity, the Company and American General negotiated a discount of $3.9 million (3% of the aggregate purchase price), so that the Company received net proceeds of approximately $126 million.

     Prior to selling the Preferred Shares, the Company explored financing alternatives available in the private and public capital markets and considered the issuance of securities other than the Preferred Shares or the underlying Common Stock. Although the regulatory capital of Western National Life, the Company's principal subsidiary, was not constrained at the time of the sale of the Preferred Shares and management did not anticipate imminent capital constraints as a result of growing premium volumes, the Company sought additional capital in the third quarter 1996 to support 1996 levels of premium growth and anticipated future asset growth. Additionally, the Company sought to strengthen its capitalization to enhance prospects for favorable rating agency action. The Company concluded that these objectives could best be achieved through the issuance of parent company quity, and that a private transaction with American General offered advantages in terms of transactional timing and certainty.

     The Company contributed the net proceeds from the sale of the Preferred Shares to Western National Life. Following the sale of the Preferred Shares, Standard & Poor's upgraded Western National Life's claims-paying ability to AA-from A+, and upgraded the Company's publicly-traded debt securities to A- from
BBB+.    Management believes that the capital infusion resulting from the sale
of  the  Preferred    Shares  will  contribute  to  the creation of additional
long-term  value  for  all  of  the  Company's  shareholders.

     In connection with the issuance of the Preferred Shares, the Company's Board of Directors received from The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey") such investment banking firm's opinion with respect to the fairness of the transaction, from a financial point of view, to the Company's public stockholders. In its letter to the Board of Directors, Robinson-Humphrey opined that, from a financial viewpoint, the terms of the transaction were fair to the public stockholders of the Company. The full text of such letter is attached as Annex A to this proxy statement. The Company paid Robinson-Humphrey a fee in the total amount of $130,000 (plus expenses), of which $50,000 was paid on receipt of their letter and the balance in 1997.

     The Stock Purchase Agreement requires the Company to submit a proposal approving the issuance of the underlying shares of Common Stock at the 1997 Annual Meeting with a favorable recommendation by the Company's Board of Directors. American General has agreed to vote its shares of Common Stock in favor of the proposal.

     The following description of the Preferred Shares and the Certificate of Designation (defined below) is qualified in its entirety by reference to the full text of the Certificate of Designation, attached as Annex B to this proxy statement.

     The Convertible Preferred Stock has the powers, designations, preferences and relative rights and the qualifications, limitations and restrictions set forth in the certificate of designation as filed with the Secretary of State of Delaware on September 16, 1996 (the "Certificate of Designation"). The Certificate of Designation provides that the Convertible Preferred Stock shares pro rata on a share-for-share basis with the Common Stock in dividends and in liquidation, subject to a $.001 per share liquidation preference. No dividend may be paid on shares of Common Stock unless a corresponding dividend is paid on shares of Convertible Preferred Stock. Except as otherwise required by Delaware law, the Convertible Preferred Stock has no voting power. The Convertible Preferred Stock is not redeemable. The Convertible Preferred Stock automatically converts with no further action on the part of the Company or its holder into Common Stock on a share-for-share basis, following approval of the Company's common stockholders of the issuance of the Common Stock. The Certificate of Designation also contains certain anti-dilution provisions relating to conversion.

     Since the issuance of the Preferred Shares, the Preferred Shares have been treated in the Company's financial statement presentations as Common Stock equivalents. The $.001 liquidation preference was not, and is not believed to be, material, and was utilized solely to create a non-voting common stock equivalent that could be issued to an affiliate of the Company without a shareholder vote at the time of issuance, while remaining in compliance with the rules of the New York Stock Exchange. The submission to shareholders at this time of the issuance of the underlying Common Stock upon conversion of the Preferred Shares is intended to comply with New York Stock Exchange requirements.

     Approval of the issuance of 7,254,464 shares of Common Stock upon the automatic conversion of the Preferred Shares will require the affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting. Under applicable Delaware law, an abstention would have the same legal effect as a vote against this proposal, and a broker non-vote would not be counted in the calculation of the votes.

     Upon conversion, American General's interest in the Company's Common Stock will increase to approximately 46.2% from 40%.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ISSUE 7,254,464 SHARES OF COMMON STOCK UPON THE AUTOMATIC CONVERSION OF THE PREFERRED SHARES.


CERTAIN  RELATIONSHIPS  AND
TRANSACTIONS

     In connection with Conseco's sale of its 40% interest in the Common Stock of the Company to an American General subsidiary, American General and the
Company entered into a Shareholder's Agreement dated as of December 2, 1994. The Shareholder's Agreement limits the ability of American General to dispose of its shares prior to the earlier of January 1, 1999 or the date on which Michael J. Poulos ceases, as a result of death, disability, or resignation, to serve as Chief Executive Officer of the Company (such date being herein referred to in either event as the "Termination Date") without the prior approval  of  the  Company's  Board of Directors.  The Shareholder's Agreement
permits, without Board approval, sales by American General only (i) in a public offering intended to result in widespread distribution; (ii) in a transaction under Rule 144 under the Securities Act of 1933 (the "Securities Act") in accordance with the volume limitations set forth therein; (iii) in privately negotiated block trades (subject to certain additional limitations);
(iv) within the American General holding company structure; or (v) pursuant to a tender offer or exchange offer (subject to certain qualifications and exceptions). If American General proposes to effect any sale of shares pursuant to certain tender offers or exchange offers, the Company shall have the right to purchase all, but not part, of the shares proposed to be tendered by American General. The Shareholder's Agreement also restricts American General's ability to acquire additional securities of the Company prior to the Termination Date. However, American General may (i) acquire securities by way of stock dividends or other distributions payable to holders of Common Stock of the Company generally and (ii) acquire in any one twelve-month period a number of shares not in excess of 20% of the total number of shares of Common Stock outstanding as of the date such determination is made; provided, that American General shall not at any time, for the duration of the Shareholder's Agreement, own "beneficially" in excess of 79% of the total number of shares of Common Stock then outstanding.

     Under the Shareholder's Agreement, American General has the right to designate two Board of Director nominees. The Company agrees to use its best efforts to cause any such nominees to be elected by the shareholders. Such right will be reduced to the nomination of one director if American General's ownership falls below 25%, and is terminated if such ownership falls below 20%. To date, American General has not exercised its option to designate any Director nominees.

     The Shareholder's Agreement requires American General to vote its voting securities in the election of Directors, at American General's option, either
(i) in favor of the slate of Directors proposed by the Board of Directors of the Company; or (ii) pro rata in such election in accordance with the votes cast by the remaining shareholders. However, with respect to Directors nominated by American General, American General is permitted to vote the shares in its discretion.

     The Shareholder's Agreement also (i) provides that American General may require the Company to register shares proposed to be sold by it under the Securities Act, (ii) grants American General piggyback rights for any registration statements for a public offering filed by the Company, and (iii) required American General to file an initial 13D representing that the acquisition of the shares was for "investment purposes" and not for the purpose of acquiring or influencing control of the Company. The Company agreed that so long as American General does not, through the sale or other disposition of its shares, reduce its beneficial ownership of the Company's Common Stock below 40%, the Company will not adopt a shareholder's rights plan that would limit or adversely affect the rights of American General.

     In connection with the issuance of the Preferred Shares, the Shareholder's Agreement was amended to provide that the Preferred Shares would be generally subject to the terms of the Shareholder's Agreement. In addition, the registration rights set forth in the Shareholder's Agreement were (i) broadened to cover the Preferred Shares, and (ii) extended for a one-year period expiring on January 1, 2001.

     On September 17, 1996, the Company and American General entered into the Stock Purchase Agreement in connection with the issuance of the Preferred
Shares.    See  "Item  2  -  Issuance  of  Common  Stock"  above.

     Western National Life is a party to a modified coinsurance agreement with American General Life Insurance Company, a subsidiary of American General, which provides for the parties to jointly market annuity policies in the structured settlement market and for such policies to be administered by Western National Life. Under the agreement, American General Life Insurance Company issues the policies, and 50% of each risk is reinsured to Western National Life. The parties share expenses and profits under the arrangement prorata.

     The Company is a party to a consulting agreement with Alan Richards, a Director. Mr. Richards' services include advising the Company on policy structure and design, commission structures, marketing issues, regulatory concerns, and other matters. Prior to June 30, 1996, Mr Richards was paid a monthly retainer, thereafter he was compensated for his services at a daily rate on a project-by-project basis. The Company paid Mr. Richards a total of $93,600 under this arrangement in 1996.

INDEPENDENT  AUDITORS
(Item  3  on  proxy  card)

     The Board of Directors of the Company, adopting the recommendation of the Audit Committee, has appointed the firm of Coopers & Lybrand, L.L.P. as the Company's independent auditors to audit the accounts of the Company for the year 1997, subject to ratification of the appointment by the shareholders at this meeting. One or more representatives of Coopers & Lybrand are expected to be present at the meeting, where they will be given the opportunity to make a statement and will be available to respond to appropriate questions. Coopers & Lybrand served as the Company's independent auditors in 1994, 1995, and 1996.

     If the appointment of Coopers & Lybrand is not ratified by a majority of the shares of Common Stock present and entitled to vote at the meeting, or if, prior to the meeting, Coopers & Lybrand declines to act or otherwise becomes incapable of acting, or its engagement is otherwise discontinued then, in any such case, the Board of Directors will appoint other independent auditors whose employment will then be subject to ratification by shareholders at the Annual Meeting following such appointment.

     Ratification of the appointment of Coopers & Lybrand will require the affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the 1997 Annual Meeting. Under applicable Delaware law, an abstention would have the same legal effect as a vote against this proposal, and a broker non-vote would not be counted in the calculation of the votes.

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  FOR  RATIFICATION  OF THE
APPOINTMENT  OF  COOPERS  &  LYBRAND,  L.L.P.  AS  INDEPENDENT  AUDITORS.

OTHER  BUSINESS

     1997 ANNUAL MEETING. At the date of this proxy statement, the management of the Company knows of no other matter to be presented for action at the meeting. However, if any other matters do properly come before the meeting, it is intended that the persons named on the accompanying proxy will vote on such matters in accordance with their best judgement.

     SHAREHOLDER PROPOSALS AND NOMINATIONS. Shareholders may propose matters to be presented at shareholders' meetings and, as described below, may nominate Directors. Formal procedures have been established for those proposals and nominations.

     The Company's Bylaws provide generally that nominations of persons for election to the Board of Directors may be made by any shareholder entitled to vote for the election of Directors generally. A shareholder who intends to nominate a Director nominee must provide written notification to the Corporate Secretary of the Company at its principal office. The notification must be provided not fewer than 60 nor more than 90 days prior to any shareholders' meeting called for the election of Directors or not later than the close of business on the tenth day following the day on which public announcement of the date of the meeting is first made by the Company. In addition, to be effective, the notification must comply with certain other procedures and provide certain information, all as set forth in the Company's Bylaws. A copy of these requirements will be provided to any shareholder upon written request to the Corporate Secretary.

     To be included in the proxy materials for presentation at the Company's 1998 annual meeting, shareholder proposals must be received at the Company's principal offices on or before December 1, 1997.

PROXY  SOLICITATION

     In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram, facsimile, or personal interview by employees of the Company, who will not receive additional compensation therefor. The Company has retained Morrow & Company, Inc. to assist in the solicitation of proxies at a fee of approximately $5,000, plus expenses. The Company will pay the cost of soliciting proxies. The Company also will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their expenses in sending proxy materials to the beneficial owners of Common Stock.

VOTING  SHARES  OF  WESTERNSAVE
AND  SUPPLEMENTAL  PLANS

     The terms of the WesternSave Plan and the related trust agreement require that the trustee vote the shares held in participants' accounts as directed by the participants. In the event a participant does not provide specific voting instructions, the trustee must vote the shares in accordance with the instructions received from a majority of shares for which the trustee did receive instructions and in accordance with its fiduciary duty. A participant may use the proxy card to direct the trustee to vote the shares of Common
Stock allocated to that participant's account. The trustee will vote the shares of the participant whose name and signature appear thereon in the manner directed therein. Under the terms of the Supplemental Plan and the related trust agreement, the trustee has the power in its discretion to exercise all voting rights with respect to the shares and to grant proxies.


By  order  of  the  Board  of  Directors,



/S/ DWIGHT  L.  CRAMER
----------------------
     Dwight  L.  Cramer
     Corporate  Secretary

March  31,  1997

                                  ANNEX A


               [The Robinson-Humphrey Company, Inc. Letterhead]




                              September 13, 1996



Board  of  Directors
Western  National  Corporation
5555  San  Felipe,  Suite  900
Houston,  Texas    77056

Dear  Sirs:

     We have been requested by Western National Corporation (the "Company") to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the terms of the proposed sale of 7,254,464 shares of Series A Participating Convertible Preferred Stock ("Preferred Stock") of the Company to American General Corporation (the "Proposed Financing").

     In arriving at our opinion, we reviewed and analyzed: (1) the terms of the Proposed Financing, (2) publicly available information concerning the Company which we believe to be relevant to our inquiry, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (4) a trading history of the Company's common stock from February 8, 1994 to the present and a comparison of that trading history with those of other companies which we deemed relevant, (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies which we deemed relevant. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, present condition and future prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

     We have assumed and relied upon the accuracy and completeness of the financial and other information used by us in arriving at our opinion without independent verification. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made nor obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the Proposed Financing. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. In the ordinary course of our business, we actively trade in the equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the terms of the Proposed Financing is fair to the stockholders of the Company.

Very  truly  yours,


By:    /s/    The  Robinson-Humphrey  Company,  Inc.
----------------------------------------------------
              THE  ROBINSON-HUMPHREY  COMPANY,  INC.

                                ANNEX B


              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                 AND LIMITATIONS OF THE SERIES A PARTICIPATING
                        CONVERTIBLE PREFERRED STOCK OF
                         WESTERN NATIONAL CORPORATION


     WESTERN NATIONAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation"), HEREBY CERTIFIES that pursuant to the authority conferred upon the Board of Directors by Article Fifth of the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by the unanimous vote of its members, adopted a resolution providing for the issuance of a series of 7,254,464 shares of Preferred Stock to be designated as Series A Participating Convertible Preferred Stock, which resolution is as follows:

     RESOLVED, that a series of Preferred Stock of the Corporation be and it hereby is created, such series of Preferred Stock is to be designated as the Series A Participating Convertible Preferred Stock (hereinafter referred to as the "Preferred Stock"), to consist of 7,254,464 shares with a par value of one-thousandth of one dollar ($.001) per share (each share shall be referred to herein as a "Share"), the preferences, special rights, qualifications, limitations, restrictions, redemption rights, dividend rights and rights of dissolution of assets of each share of which shall be as follows:

     1.          RANKING.   The Preferred Stock will rank senior to the Common
                 -------
Stock, and may rank senior to, on a parity with, or junior to any series of preferred stock hereafter designated, with respect to dividends and liquidation rights. All equity securities of the Corporation to which the Preferred Stock ranks prior with respect to the payment of dividends and upon liquidation, whether now existing or hereafter created, are collectively referred to in this Certificate of Designation as the "Junior Stock", all equity securities of the Corporation with which the Preferred Stock ranks on a parity with respect to the payment of dividends and upon liquidation, whether now existing or hereafter created, are collectively referred to in this Certificate of Designation as "Parity Stock", and all equity securities of the Corporation to which the Preferred Stock ranks junior, with respect to dividends or upon liquidation, whether now existing or hereafter created, are collectively referred to in this Certificate of Designation as the "Senior Stock".

     2.      DIVIDENDS.  So long as any shares of Preferred Stock shall remain
             ---------
outstanding, the Corporation shall not (i) declare or pay any dividend or make any other distribution on its Common Stock (whether payable in cash, in property or in securities of the Corporation), other than a dividend payable solely in Common Stock or rights to purchase Common Stock, unless concurrently therewith the Corporation shall declare or pay a dividend or make a distribution on each share of Preferred Stock then outstanding equal to the dividend or distribution per share declared, paid or made on the Common Stock and, if such dividend or distribution on the Common Stock is declared, paid or made in property (other than cash) or securities of the Corporation, of identical property or securities, (ii) declare or pay any dividend or make any other distribution on the Common Stock payable in shares of Common Stock or rights to purchase Common Stock, unless concurrently therewith the Corporation shall declare or pay a dividend or make a distribution on each share of Preferred Stock then outstanding, in the case of a dividend or distribution payable in Common Stock, of a number of additional shares of Preferred Stock equal to the number of shares of Common Stock payable with respect to each share of Common Stock, or, in the case of a dividend or distribution payable in rights to purchase Common Stock, of rights to purchase the number of shares of Preferred Stock equal to the number of shares of Common Stock purchasable pursuant to the rights payable to the holder of one share of Common Stock and at the same purchase price and on the same terms and conditions, (iii) split or otherwise subdivide the Common Stock into a greater number of shares or combine the Common Stock into a lesser number of shares (whether by stock split, reverse stock split, reclassification or otherwise) or reclassify the Common Stock, unless concurrently therewith the Corporation shall subdivide, combine or reclassify the Preferred Stock so that the number of shares of Preferred Stock outstanding immediately following such division, combination or reclassification shall bear the same relationship to the number of shares of Preferred Stock outstanding immediately prior to such division, combination or reclassification as the number of shares of Common Stock outstanding immediately following such division, combination or reclassification bears to the number of shares of Common Stock outstanding immediately prior to such division, combination or reclassification and in connection with such division, combination or reclassification the holders of the Preferred Stock shall be entitled to receive, in respect of each share thereof, any additional property or securities of the Corporation receivable by the holders of the Common Stock upon such division, combination or reclassification in respect of each share of Common Stock, or (iv) make, or permit any of its subsidiaries or affiliates to make, any redemption, purchase or other acquisition, directly or indirectly, of any shares of Common Stock in connection with an offer to all or substantially all of the holders thereof, unless concurrently therewith the Corporation shall offer to all holders of Preferred Stock (on the same terms and conditions as the offer to the holders of the Common Stock) to redeem, purchase or otherwise acquire a number of shares of Preferred Stock so that, if such offer were accepted in full, the number of shares of Preferred Stock outstanding immediately following such redemption, purchase or acquisition would bear the same relationship to the number of shares of Preferred Stock outstanding immediately prior thereto as the number of shares of Common Stock immediately following such redemption, purchase or acquisition of Common Stock bears to the number of shares of Common Stock outstanding immediately prior thereto.

     3.          VOTING.
                 ------

     a. Except as otherwise required by law, the Preferred Stock shall have no voting power.

     b. On all matters to be voted on by the holders of the Preferred Stock, such holders shall be entitled to one vote for each share.

     4.       REDEMPTION.  The Preferred Stock shall not be redeemable (except
              ----------
as  contemplated  in  section 2) and shall not be subject to any sinking fund.

     The Corporation shall have the right to purchase Preferred Stock in the public market or in private purchases at such prices as may from time to time be available in the public market or in private purchases for such shares and shall have the right at any time to acquire any Preferred Stock from the owner of such shares on such terms as may be agreeable to such owner. Preferred Stock may be acquired by the Corporation from any stockholder pursuant to this paragraph without offering any other stockholder an equal opportunity to sell his stock to the Corporation, and no purchase by the Corporation from any stockholder pursuant to this paragraph shall be deemed to create any right on the part of any other stockholder to sell any Preferred Stock (or any other stock) to the Corporation.

     5.          CONVERSION.
                 ----------

     a.          Automatic  Conversion.    Upon satisfaction of the Conversion
                 ---------------------
Condition, each share of Preferred Stock shall automatically and without any action on the part of the holder thereof or the Corporation be converted into one fully paid and nonassessable share of Common Stock. The "Conversion
Condition" shall be (i) the approval of the holders of Common Stock of the Corporation (by vote or written consent of a resolution providing for such conversion), such approval to be based on the affirmative vote of those present and voting (or executing a consent), in person or by proxy (which resolution may be presented at any annual or special meeting of shareholders, at which a quorum is present, upon such notice as may be required by law) or
(ii) receipt of a written determination by the New York Stock Exchange that the rules and regulations of such Exchange do not require shareholder approval of such issuance.

     b.          Effectiveness  and Effect of Conversion.  Conversion shall be
                 ---------------------------------------
deemed to have been effected immediately prior to the close of business on the date of satisfaction of the Conversion Condition. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Stock represented thereby at such time and all shares of Preferred Stock so converted shall be deemed to be no longer outstanding as of such date.

     As promptly as practicable, and in any event within five days, after the surrender of such shares of Preferred Stock, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Preferred Stock. The issuance of stock certificates representing shares of Common Stock on conversion of shares of Preferred Stock shall be made without charge for any tax in respect of the issuance thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any registration of transfer involved in the issuance and delivery of Common Stock in any name other than that of the holder of record of any Preferred Stock converted, and the Corporation shall not be required so to issue or deliver any stock certificate unless and until the person or persons requesting the registration of transfer shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     c.    Reservation  of Shares.  The Corporation shall at all times reserve
           ----------------------
and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Corporation deliverable upon the conversion of all outstanding shares of Preferred Stock.

     6.          LIQUIDATION.    In  the event of any voluntary or involuntary
                 -----------
dissolution, liquidation or winding up of the Corporation (for the purposes of this subsection 6, a "Liquidation"), before any distribution of assets shall be made to the holders of any stock of the Corporation ranking junior upon liquidation, the holder of each share of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount equal to $.001 plus all dividends (whether or not declared or due) accumulated and unpaid on such share on the date fixed for the distribution of assets of the Corporation to the holders of Preferred Stock before any distribution of assets is made to holders of shares of Junior Stock (for purposes of this subsection 6, the
"liquidation  preference").    After  payment  of  the  full  amount  of  the
liquidation preference to which the holder of each share of Preferred Stock is entitled, and after holders of shares of Common Stock have received in the Liquidation $0.001 per share upon Liquidation, such holder will participate in any further distributions made to the holders of Common Stock as if such holder held the number of shares of Common Stock into which such Preferred Stock is then subject to conversion.

     If upon any Liquidation of the Corporation, the assets available for distribution to the holders of Preferred Stock, and any classes of Parity Stock and any other classes of stock ranking on a parity upon liquidation with the Parity Stock issued by the Corporation which shall then be outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding Preferred Stock and all other such stock the full amounts (including all dividends accumulated and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Preferred Stock (to be allocated pro rata among the Preferred Stock) in connection with such Liquidation of the Corporation, an aggregate amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the full amount to which the holders of the Preferred Stock shall be entitled under the terms of the preceding paragraph by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the Preferred Stock, the Parity Stock and all other stock ranking on a parity with the Parity Stock upon Liquidation then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

     The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation (unless in connection therewith the Liquidation of the Corporation is specifically approved) or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purpose of this subsection 6.

     The holder of any Preferred Stock shall not be entitled to receive any payment owed for such Shares under this subsection 6 until such holder shall cause to be delivered to the Corporation: (i) the certificate(s) representing such Preferred Stock and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.

     7.          STATUS  OF  REACQUIRED  PREFERRED  STOCK.   Shares issued and
                 ----------------------------------------
reacquired by the Corporation (including shares of Preferred Stock which shall be deemed to have been reacquired upon conversion into shares of Common Stock) shall have the status of authorized and unissued shares of preferred stock of the Corporation undesignated as to series, subject to later issuance in accordance with the Certificate of Incorporation.

     RESOLVED, that, before the Corporation shall issue any shares of the Preferred Stock, a certificate pursuant to Section 151 of the General Corporation Law of the State of Delaware shall be made, executed, acknowledged, filed and recorded in accordance with the provisions of said
Section 151; and the proper officers of the Corporation are hereby authorized and directed to do all acts and things which may be necessary or proper in their opinion to carry into effect the purposes and intent of this and the foregoing resolutions.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate of Designation to be duly executed by the President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 13th day of September, 1996.

     WESTERN  NATIONAL  CORPORATION


     By:/s/Michael  J.  Poulos
        ----------------------
           Michael  J.  Poulos
           Chairman  of  the  Board  of
           Directors, President and
           Chief  Executive  Officer

(Corporate  Seal)

ATTEST:


By:/s/Dwight  L.  Cramer
   ---------------------
      Dwight  L.  Cramer
      Secretary

                             1997 PROXY STATEMENT

                         WESTERN NATIONAL CORPORATION

                          5555 SAN FELIPE, SUITE 900
                             HOUSTON, TEXAS 77056

                       WESTERN  NATIONAL  CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 1997.

       The undersigned hereby appoints Michael J. Poulos, Richard W. Scott, and Dwight L. Cramer, or any one or more of them severally, each with power of substitution, attorneys and proxies of the undersigned to vote all shares of
     Common Stock of Western National Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 14, 1997, in The Ritz Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas, at 9:00 a.m. CDT, and at any adjournment or postponement thereof.


     THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND THAT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSALS 2 AND 3. This proxy may be revoked at any time prior to the voting of the proxy by the execution and submission of a revised proxy, by written notice to the Secretary of the Company or by voting in person at the meeting.

------------------------------------------------------------------------------
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

1.(    )   FOR the election (except as indicated below) as directors of Don G.
Baker, Alan R. Buckwalter III, John A. Graf, Robert M. Hermance, Sydney F. Keeble, Jr., Michael J. Poulos, Alan Richards and Richard W. Scott.

Instruction:    To  withhold  authority  to  vote  for any nominee, write that nominee's  name  below:

______________________________________________________________________________

2.Proposal  to  approve  the issuance of 7,254,464 shares of Common Stock upon conversion of outstanding shares of Series A Participating Convertible Preferred Stock.
          (    )      FOR         (  )     AGAINST         (    )      ABSTAIN

3.Proposal to ratify the appointment by the Board of Directors of the firm of Coopers & Lybrand, L.L.P. as independent public auditors of the Company for the calendar year 1997.
          (    )      FOR         (  )     AGAINST         (    )      ABSTAIN

4.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Signature:_____________________________________  Date:____________________


Signature:_____________________________________  Date:____________________

Please sign exactly as your name appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give
your  full  title.    All  joint  owners  should  sign.